Exhibit 23j(ii) under Form N-1A
                                 Exhibit 23 under Item 601/Reg. S-K

                        CONSENT OF COUNSEL


We hereby consent to the use of our name and the references to our firm under the caption "Legal Counsel" included in or made a part of Post-Effective Amendment No. 9 to the Registration Statement (Nos. 333-83397 and 811-09481) of the Huntington VA Funds on Form N-1A under the Securities Act of 1933, as amended.


                               /s/ Ropes & Gray LLP

                               Ropes & Gray LLP

Washington, D.C.
April 29, 2004